UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 17, 2006

Enesco Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Illinois	001-09267	04-1864170
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

225 Windsor Drive, Itasca, Illinois		60143
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	630-875-5300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 17, 2006, the Chairman of Enesco Group, Inc.'s Board of Directors accepted the retirement of George R. Ditomassi from its Board of Directors effective as of May 17, 2006. In 1988, Enesco's Board adopted a policy providing for mandatory retirement at the annual meeting of shareholders following the date on which a director reaches age 72. Mr. Ditomassi will become age 72 later this year and has decided to retire at this time. Mr. Ditomassi has been a member of the Board since 2000 and was a member of Enesco’s Audit Committee.

Item 8.01 Other Events.

On May 17, 2006, Enesco announced the Company will host a live webcast of its Annual Shareholders Meeting beginning at 9:30 a.m. CT (10:30 a.m. ET) today, May 17, 2006.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release, dated May 17, 2006, announcing the retirement of George R. Ditomassi from Enesco Group, Inc.’s Board of Directors.

99.2 Press Release, dated May 17, 2006, announcing the live webcast of Enesco Group, Inc.’s Annual Meeting of Shareholders.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enesco Group, Inc.

May 17, 2006	By:	/s/ Anthony G. Testolin

Name: Anthony G. Testolin
Title: Chief Accounting Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press release, dated May 17, 2006, announcing the retirement of George R. Ditomassi from Enesco Group, Inc.'s Board of Directors.
99.2	Press Release, dated May 17, 2006, announcing the live webcast of Enesco Group, Inc.'s Annual Meeting of Shareholders.